                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          CENTROCK INCORPORATED
-----------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

-----------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         --------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         --------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         --------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         --------------------------------------------------------------------
     (5) Total fee paid:
         --------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials:
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount Previously Paid:
         --------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         --------------------------------------------------------------------
     (3) Filing Party:
         --------------------------------------------------------------------
     (4) Date Filed:
         --------------------------------------------------------------------

                               CENTROCK, INC.
                          c/o Christopher George
                        157 South Howard, Suite 600
                              Spokane, WA 99201

March 27, 2000

To:  Stockholders of Centrock, Inc.

Dear Stockholder:

     You are cordially invited to attend a Special Meeting of Stockholders of Centrock, Inc., a Nevada corporation ("Centrock"), to be held at the offices of Centrock, at 157 South Howard, Suite 600, Spokane, WA 99201 on Friday, April 28, 2000, at 1:30 p.m., Pacific Time.

     At this Special Meeting, you will be asked to consider and vote upon the approval of (1) the Merger Agreement and Plan of Reorganization dated March 27, 2000 by and among Centrock on the one hand, and Shenzhen Huading Financial Information Holdings Company, Ltd., maintained under the law of the People's Republic of China ("Holding"), Huading Financial Networks Limited, incorporated under the laws of Hong Kong ("HFN"), and the shareholders of HFN, on the other hand (the "Merger Agreement") and each of the transactions contemplated thereby, whereby HFN will be merged with and into Centrock (the "Merger") with Centrock as the surviving corporation (the "Surviving Entity"), and (2) the change in the name ("Name Change") of Centrock Incorporated to Huading Financial Networks, Inc. ("Huading Inc."), and 3) the election of Li Shuzhong, Tian Aihua, Li Haidong, Shao Quan, and David Yue as Directors of Centrock. The Merger Agreement calls for the issuance of an aggregate of 10,000,000 shares of Centrock common stock, par value $0.001 per share, in exchange for all the 169,400,000 ordinary shares issued and outstanding of HFN. The Merger Agreement, and the transactions contemplated thereby, are planned to be concluded as soon as possible after approval by the shareholders of Centrock and HFN.

     Centrock is a publicly-listed company, listed on the NASDAQ Over-The-Counter Bulletin Board (the "OTC-BB"). As of the close of the market on March 27, 2000, its common stock has not traded or been active on the OTC Pink Sheets.

     HFN is developing and executing a business plan to provide financial news, on-line trading, and other commercial services via the internet to securities investors in China

     The Board of Directors of Centrock has carefully reviewed and considered the terms and conditions of the proposed Merger and the Merger Agreement. A copy of the Merger Agreement is attached hereto as Exhibit A. The Board of Directors of Centrock has unanimously approved the Merger and the Merger Agreement and recommends that the stockholders of Centrock vote FOR approval of the Merger, the name change, and the election of Li Shuzhong, Tian Aihua, Li Haidong, Shao Quan, and David Yue as Directors.

     While the Board of Directors of Centrock is confident that the Surviving Entity can incorporate the assets of both companies and develop the HFN Business Plan, there can be no assurance that the combined entity will in fact be able to do so. Therefore, Centrock shareholders are urged to read the enclosed Proxy Statement and the Merger Agreement, attached as Exhibit A, and to carefully consider the description of the prospective business, including the information under "Risks of HFN's Prospective Business" in the Proxy Statement.

     Enclosed is a Notice of Special Meeting, a Proxy Statement, a Proxy Card, and a Consent and Waiver of Notice for the Special Meeting. Please give this information your careful attention. They provide a detailed description of the proposed transactions. Approval by a majority of the shares of Centrock Common Stock entitled to vote at the Special Meeting is required for approval of the Merger. Receipt of signed Consent and Waiver of Notice representing 100% of the issued and outstanding shares of Centrock is required for approval of the Merger. Accordingly, your vote is important, no matter how large or how small your holdings.

     In view of the importance of the action to be taken, we urge you to complete, sign, and date the enclosed proxy card and to return it promptly in the enclosed envelope, whether or not you plan to attend the Special Meeting.

     To expedite this transaction, we request that you sign and return the enclosed "Consent and Waiver of Notice", by facsimile (fax), at your earliest convenience.

     Sending in your proxy now will not interfere with your right to attend the Special Meeting or to vote your shares personally at the Special Meeting if you wish to do so. However, the merger will be approved upon receipt by the Company of the "Consent and Waiver of Notice" signed by shareholders representing over 100% of the issued and outstanding shares and no shareholder meeting will then be held.


                                           Sincerely,



                                           Christopher George, President

                                 CENTROCK, INC.

                             c/o Christopher George
                           157 South Howard, Suite 600
                               Spokane, WA 99201
                   --------------------------------------------
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF
                                CENTROCK, INC.
                         TO BE HELD ON APRIL 28, 2000
                   --------------------------------------------

March 27, 2000

To the Stockholders of Centrock, Inc.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Centrock, Inc., a Nevada corporation ("Centrock") will be held at the offices of Centrock, at 157 South Howard, Suite 600, Spokane, WA 99201 on Friday, April 28, 2000, at 1:30 p.m. Pacific Time, for the following purposes:

     1. For stockholders of Centrock to consider and vote upon a proposal to approve the Merger Agreement and Plan of Reorganization dated March 27, 2000 by and among Centrock on the one hand, and Shenzhen Huading Financial Information Holdings Company, Ltd., maintained under the law of the People's Republic of China ("Holding"), Huading Financial Networks Limited, incorporated under the laws of Hong Kong ("HFN"), and the shareholders of HFN, on the other hand (the "Merger Agreement") and each of the transactions contemplated thereby, whereby HFN will be merged with and into Centrock (the "Merger") with Centrock as the surviving corporation (the "Surviving Entity"). The Merger Agreement calls for the issuance of an aggregate of 10,000,000 shares of Centrock common stock, par value $0.001 per share, in exchange for all the 169,400,000 ordinary shares issued and outstanding of HFN;

     2. For stockholders of Centrock to consider and vote upon a proposal to approve a change in the name ("Name Change") of Centrock Incorporated to Huading Financial Networks, Inc. ("Huading Inc."). The proposed name change for Centrock will provide association with the post-merger company with Huading Inc.'s business name.

     3. For stockholder of Centrock to consider and vote upon a proposal to approve of the election of of Li Shuzhong, Tian Aihua, Li Haidong, Shao Quan, and David Yue as Directors of Centrock;

     4. To transact such other business as may properly come before the Special Meeting of Stockholders of Centrock or any adjournment thereof.

     Only stockholders of record at the close of business on March 27, 2000 are entitled to receive notice of and to vote at the Special Meeting or any adjournments thereof. Approval of the Merger, the Merger Agreement and the transactions contemplated thereby, and the proposed Directors requires the affirmative vote of the holders of a majority of the shares of Centrock Common Stock entitled to vote at the Special Meeting of Stockholders of Centrock.

     Approval of the proposed Merger and Directors by way of the Consent and Waiver of Notice requires approval by a 100% of the shareholders.

     Dissenters' Rights for Plan of Exchange. Stockholders may be entitled to assert certain Dissenters' Rights under Nevada Corporate Code, Chapter 92(a), sections 300-500. Please see Attachment B, which sets forth the Nevada Corporate Code (Chapter 92(a), section 300-500) applicable to Appraisal Rights.

     THE BOARD OF DIRECTORS OF CENTROCK RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS
CONTEMPLATED THEREBY, AND THE PROPOSED DIRECTORS.

                  By Order of the Board of Directors of Centrock, Inc.,



                  Christopher George
                  President of Centrock, Inc.


WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS
POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. IF YOU DO ATTEND THE SPECIAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY IF YOU WISH. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

TO EXPEDITE THIS TRANSACTION, WE REQUEST THAT YOU SIGN AND RETURN THE ENCLOSED "CONSENT AND WAIVER OF NOTICE" AT YOUR EARLIEST CONVENIENCE. THE CONSENT AND WAIVER MAY NOT BE REVOKED. IF THE MERGE IS APPROVED BY WAY OF THE "CONSENT AND WAIVER OF NOTICE" NO SHAREHOLDER MEETING WILL BE HELD.

                                   PROXY

                               CENTROCK, INC.

                          THIS IS YOUR PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Christopher George, as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on this proxy, all the shares of common stock of Centrock, Inc., a Nevada corporation ("Centrock"), held by the undersigned at the Special Meeting of Stockholders to be held on April 28, 2000, or any adjournment thereof.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for approval of Proposals 1 through 3.

     1. For stockholders of Centrock to consider and vote upon a proposal to approve the Merger Agreement and Plan of Reorganization dated March 27, 2000 by and among Centrock on the one hand, and Shenzhen Huading Financial Information Holdings Company, Ltd., maintained under the law of the People's Republic of China ("Holding"), Huading Financial Networks Limited, incorporated under the laws of Hong Kong ("HFN"), and the shareholders of HFN, on the other hand (the "Merger Agreement") and each of the transactions contemplated thereby, whereby HFN will be merged with and into Centrock (the "Merger") with Centrock as the surviving corporation (the "Surviving Entity"). The Merger Agreement calls for the issuance of an aggregate of 10,000,000 shares of Centrock common stock, par value $0.001 per share, in exchange for all the 169,400,000 ordinary shares issued and outstanding of HFN.
     _____  FOR                     _____  WITHHOLD AUTHORITY

     2. For stockholders of Centrock to consider and vote upon a proposal to approve the election of of Li Shuzhong, Tian Aihua, Li Haidong, Shao Quan, and David Yue as Directors of Centrock.
     _____  FOR                     _____  WITHHOLD AUTHORITY

     3. Transact such other business as may properly come before the Special Meeting or any adjournment thereof.
     _____  FOR                     _____  WITHHOLD AUTHORITY


Dated:___________                   _____________________________________
                                    Signature

                                    _____________________________________
                                    Print Name(s)

                                    _____________________________________
                                    Signature if held jointly


         PLEASE SIGN, DATE, AND RETURN YOUR PROXY CARD TO THE COMPANY:

                                CENTROCK, INC.
                            c/o Christopher George
                          157 South Howard, Suite 600
                             Spokane, WA 99201

                       AS SOON AS POSSIBLE.  THANK YOU.

                       CONSENT AND WAIVER OF NOTICE
                               CENTROCK, INC.

           THIS IS A CONSENT AND WAIVER OF YOUR NOTICE OF MEETING

THIS CONSENT AND WAIVER OF NOTICE IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS

     The undersigned hereby Consents to the Merger and Board of Director election recommendation of the Board of Directors of Centrock, Inc., a Nevada corporation ("Centrock"), as outlined in the Proxy Statement dated March 27, 2000, and waives Notice of the Special Meeting of Stockholders to be held on April 28, 2000.

     This Consent and Waiver of Notice, when properly executed, will provide written approval of (1) the proposed Merger between Centrock, on the one hand, and Shenzhen Huading Financial Information Holdings Company, Ltd., maintained under the law of the People's Republic of China ("Holding"), Huading Financial Networks Limited, incorporated under the laws of Hong Kong ("HFN"), and the shareholders of HFN, on the other hand, and (2) the election of the proposed Directors as recommended by the Centrock Board in the Proxy Statement dated March 27, 2000 prior to the scheduled date of the Special Meeting of Stockholders. If stockholders representing 100% of the shares of Centrock sign and return the Consent and Waiver of Notice, the merger will be approved as of the date that signed Consent and Waiver Forms representing 100% of the issued and outstanding shares is received. If stockholders representing 100% of the shares do not provide a signed Consent and Waiver of Notice, the vote will be taken at the scheduled Special Meeting of the Stockholders.

     I hereby Consent to the Merger and Waive my right to Notice of the Special Meeting of Stockholders scheduled for April 28, 2000. A signature received by facsimile is sufficient to bind the signatory.

Dated:_________________             _________________________
                                    Signature

                                    ________________________
                                    Print Name(s)

                                    _________________________
                                    Signature if held jointly

                   PLEASE SIGN, DATE AND RETURN TO THE COMPANY:

                               CENTROCK, INC.
                           c/o Christopher George
                         157 South Howard, Suite 600
                             Spokane, WA 99201
                         Facsimile: (509) 448-4956

                                 CENTROCK, INC.
                            c/o Christopher A. George
                           157 South Howard, Suite 600
                               Spokane, WA 99201

PROXY STATEMENT

For Special Meeting of Stockholders of Centrock, Inc.
to be Held on April 28, 2000

     This Proxy Statement is being furnished to the stockholders of Centrock, Inc, a Nevada corporation ("Centrock"), in connection with the solicitation of proxies by the Board of Directors of Centrock from holders of outstanding shares of common stock of Centrock ("Centrock Common Stock") for use at the Special Meeting of Centrock Stockholders.

     The purpose of the Centrock Special Meeting is to consider and vote upon the following:

     1. For stockholders of Centrock to consider and vote upon a proposal to approve the Merger Agreement and Plan of Reorganization dated March 27, 2000 by and among Centrock on the one hand, and Shenzhen Huading Financial Information Holdings Company, Ltd., maintained under the law of the People's Republic of China ("Holding"), Huading Financial Networks Limited, incorporated under the laws of Hong Kong ("HFN"), and the shareholders of HFN, on the other hand (the "Merger Agreement") and each of the transactions contemplated thereby, whereby HFN will be merged with and into Centrock (the "Merger") with Centrock as the surviving corporation (the "Surviving Entity"). The Merger Agreement calls for the issuance of an aggregate of 10,000,000 shares of Centrock common stock, par value $0.001 per share, in exchange for all the 169,400,000 ordinary shares issued and outstanding of HFN;

     2. For stockholders of Centrock to consider and vote upon a proposal to approve a change in the name ("Name Change") of Centrock Incorporated to Huading Financial Networks, Inc. ("Huading Inc."). The proposed name change for Centrock will provide association with the post-merger company with Huading Inc.'s business name.

     3. For stockholders of Centrock to consider and vote upon a proposal to approve of the election of of Li Shuzhong, Tian Aihua, Li Haidong, Shao Quan, and David Yue as Directors of Centrock.

     4. To transact such other business as may properly come before the Special Meeting of Stockholders of Centrock or any adjournment thereof.

     All information contained in this Proxy Statement pertaining to Huading Financial Networks Limited, a corporation duly formed under the laws of Hong Kong ("HFN") and Shenzhen Huading Financial Information Holdings Company, Ltd., maintained under the laws of the People's Republic of China ("Holdings") has been supplied by HFN and Holdings. All information contained in this Proxy Statement pertaining to Centrock has been supplied by Centrock. No person is authorized to give any information or to make any representations other than those contained herein and, if given or made, such information or representations must not be relied upon as having been authorized. The delivery of this document shall under no circumstances create an implication that there has been no change in the affairs of HFN, Holdings, or Centrock since the date hereof or that the information herein is correct as of any time subsequent to its date.

     This Proxy Statement, the accompanying Notice of Meeting and the other documents enclosed herewith are dated March 27, 2000 and are being first mailed to the stockholders of Centrock on or about April 10, 2000.

THE ACQUISITION AGREEMENTS, THE PLAN OF EXCHANGE, AND THE SPECIAL MEETING

     The following is a brief summary of certain information contained elsewhere in this Proxy Statement and additional information concerning the Special Meeting. It is not a complete description of all material information regarding HFN or Centrock and the matters to be considered at the Special Meeting and is qualified in all respects by the information appearing elsewhere in this Proxy Statement and the Exhibits hereto. A copy of the Merger Agreement is set forth as Exhibit A to this Proxy Statement and reference is made thereto for a complete description of the terms of such document.

The Special Meeting

     The Special Meeting will be held at 1:30 p.m., local time, on Friday, April 28, 2000, at the office of Centrock, at 157 South Howard, Suite 600, Spokane, WA 99201. The purpose of the Special Meeting of Stockholders of Centrock is to consider and vote upon approval of the Merger, the Merger Agreement and the transactions contemplated thereby, and the election of the proposed Directors. The Board of Directors of Centrock has fixed the close of business on February ??, 2000, as the record date for determining stockholders entitled to vote at the Special Meeting (the "Record Date"). As of such date, there were 8,000,000 shares of common stock, par value $0.001, of Centrock issued and outstanding and therefore entitled to be voted at the Special Meeting, and there were approximately 37 stockholders of record or through registered clearing agents.

     The presence, in person or by proxy, of holders of a majority of the issued and outstanding shares of Centrock Common Stock entitled to vote at the
Special Meeting is necessary to constitute a quorum at such Special Meeting.

     The enclosed proxy is solicited on behalf of the Board of Directors of Centrock for use in connection with the Special Meeting and any adjournment or adjournments thereof. Holders of Centrock Common Stock are requested to complete, date, and sign the accompanying proxy and return it promptly to Centrock in the enclosed envelope. Failure to return a properly executed proxy or to vote at the Special Meeting will have the same effect as a vote against approval of the Merger, the Merger Agreement and the transactions contemplated thereby.

     A stockholder who has executed and delivered a proxy may revoke it at any time before it is voted by giving a later written proxy or by giving written revocation to Christopher George, provided such later proxy or revocation is actually received by the Company before the vote of the stockholders, or by voting in person at the Special Meeting. Any stockholder attending the Special Meeting may vote in person whether or not a proxy has been previously filed. The shares represented by all properly executed proxies received in time for the Special Meeting, unless revoked, will be voted in accordance with the instructions therein. If instructions are not given, properly executed proxies received will be voted FOR approval of the applicable agreements and any other proposal to be considered at the applicable Special Meeting.

     Centrock's management is not aware of any business to be acted upon at the Special Meeting other than approval of the proposal to approve the Merger, the Merger Agreement and the transactions contemplated thereby, and the election of the proposed Directors. If other matters are properly brought before the Special Meeting, or any adjournment thereof, the enclosed proxy, if properly signed, dated and returned, will be voted in accordance with the recommendation of the Board of Centrock, or, if there is no such recommendation, in the discretion of the individuals named as proxies therein.

In order to expedite this transaction, Centrock's Board has requested that you sign and return, by mail or facsimile (fax), the enclosed "Consent and Waiver of Notice" at your earliest convenience.

Sending in your proxy now will not interfere with your right to attend the Special Meeting or to vote your shares personally at the Special Meeting if you wish to do so. However, the Consent and Waiver of Notice may not be revoked. The Merger will be approved upon receipt by the Company of the "Consent and Waiver of Notice" signed by shareholders representing 100% of the issued and outstanding shares and no shareholder meeting will then be held.

Background of and Reasons for the Merger; Recommendation of Board of Directors.

     Centrock, Inc. was incorporated in Nevada on October 20, 1998. Centrock was formed in order to pursue a strategic business plan to exploit the commercial viability of producing, bottling, and selling of a premium bottled-water product.

     Management used the intervening year to study the development and business potential of producing, bottling, and selling of its premium bottled water product. During 1999, the Company raised funds necessary to pay the Company's filing and registration fees and other start-up related expenses, by the sale of stock to investors.

     During 1999, management pursued the potential of the Company's development of its premium bottled water product based primarily on the following factors; 1) the interest in bottled water has been increasing for the past several years, with the increase between 1996 to 1997 increasing by nearly 10%; 2) the Spokane aquifer provides a vast, unlimited source of pure, clean water from the mountains of north Idaho; the founders' past involvement in the sale and distribution of beverages.

     The Company has initiated preliminary discussions with potential distributors, wholesalers, retailers, and sources for its products, it had no firm commitments or contracts for products and was largely unable to initiate firm negotiations until such a time as the Company had raised sufficient funding and had further developed its product. Management's estimate for total setup for a water source and production facility was estimated to be in the $250,000 to $500,000 range, depending upon the level of self-production versus outside purchasing. Management had originally anticipated initial implementation of its business plan to begin within the middle of 2000.

     To date, management has been unsuccessful in raising the capital to fund the setup of the bottling facility. The bottled water industry is highly competitive with respect to price, packaging, advertising, and shelf-space devoted by retailers, and as a result, it is more difficult than expected for new companies entering the market. In addition, after much contention and debate, the County Commissioners of Kootenai County, Idaho, recently voted to allow Burlington Northern Railroad to build a large, regional refueling facility on top of the aquifer "upstream" from the Company's potential source for its water. There is a low, but certainly business-threatening possibility of contamination from this facility. Further, there are numerous well-established competitors, including national, regional, and area companies, possessing substantially greater financial, marketing, and other resources than the Company. This competitive environment, the potential of contamination risk from the railroad's refueling facility, along with the fact the Company does not have an operating history, and management's opinion based on discussions with others within the industry seems to be the most dominant reasons the Company has been unable to raise the capital it requires.

Centrock effectively became a "Reporting Company" as defined by the U.S. Securities and Exchange Commission (the "SEC") as of September 30, 1999 and was listed on the NASDAQ Over-the-Counter Electronic Bulletin Board ("OTC-BB") on or about February 8, 2000. Centrock has been unable to raise the capital required to execute its business plan and during March of 2000, HFN contacted Centrock regarding a proposed merger. HFN was interested in merging with a publicly listed OTC-BB company.

     In the Centrock Board's view, the proposed merger with HFN would allow Centrock to combine efforts with HFN to develop the Business Plan throughout the United States and the world. This planned Merger, if successful, is meant to provide Centrock's stockholders with the potential for, although not the assurance of, an increase in the value of their shares at some time in the future.

     The Merger. Centrock proposes to enter into a Merger Agreement with HFN. The Merger Agreement provides that HFN will be merged with and into Centrock, with Centrock as the surviving corporation (the "Surviving Entity"). As consideration therefore, one (1) share of Centrock common stock, par value $0.001 will be issued in exchange for each nine (9) shares of HFN common stock.

Centrock currently has issued and outstanding 8,200,000 shares of common stock, $0.001 par value. HFN currently has issued and outstanding 169,400,000 shares of common. Centrock will acquire all the issued and outstanding shares of HFN, effective the date of Closing, in exchange for newly issued common shares of Centrock in a ratio of one (1) Centrock common share for each sixteen and ninety-four one-hundredths (16.94) shares of HFN common stock.

Exchange Ratio. The proposed exchange ratio shall be one (1) Centrock common share for each sixteen and ninety-four one-hundredths (16.94) shares of HFN common stock. The proposed new Board members for Centrock currently own 52.0% of HFN. If the Merger is approved and effectively closed, the new Board members will own approximately 39.4% of the Surviving Entity. While the percentage ownership of the Centrock shareholders in the Surviving Entity would be less than the percentage ownership currently held in Centrock (24.2% vs. 34.8%), the ownership will be in an entity holding certain rights to the access and distribution of financial market data from within the country of China to the world.

The following table shows the number of issued and outstanding shares of common stock, of HFN and Centrock Pre- Proposed Merger and Post-Proposed Merger.

                                   # of HFN     # of Centrock    # of Shares
                                  Shares Held    Shares Held     Shares Held
Shareholder                       Pre-Merge      Pre-Merge       Post-Merge
--------------                   ------------   -------------    -----------
Christopher A. George (1)                  0       3,750,000              0
Monte A. George (1)                        0       1,250,000              0
Other Centrock Shareholders                0       3,200,000      3,200,000
Li Huadong (2)                    30,492,000               0      1,800,000
Shenzhen Golden
  Harvestment Co., Ltd.           15,246,000               0        900,000
Li Shuzhong (2)                    5,082,000               0        300,000
Shenzhen Huading Financial
  Information Holdings Co., Ltd.  38,115,000               0      2,250,000
David Yue (2)                     33,880,000               0      2,000,000
Info-Power Investment Limited      5,082,000               0        300,000
Stellar Equity Limited             3,388,000               0        200,000
Chengdu Huatong Information
  Consulting Co., Limited         12,705,000               0        750,000
Shao Quan (2)                     10,164,000               0        600,000
Tian Aihua (2)                     8,470,000               0        500,000
Huang Rong Ping                    6,776,000               0        400,000
                                   ---------      ----------    ..---------
     TOTAL                       169,400,000       8,200,000     13,200,000

(1) The shares issued to the Founders of Centrock will be cancelled upon the approval of the proposed merger.
(2) A proposed Director of the new Centrock Board.

     Additional terms and conditions of the Merger are set forth below and in the Merger Agreement, which is attached as Exhibit A. Shareholders of Centrock are urged to review these items carefully.

     There are certain conditions to the closing of the Merger before the Merger will be consummated, including the completion of due diligence to each party's satisfaction and the affirmative vote of the shareholders of Centrock and HFN, and the transaction is not free from risk. There can be no assurances that the Merger will be approved, or, if it is approved that the Merger will be closed.

     If the Merger is approved by the shareholders of both Centrock and HFN, HFN will be merged with and into Centrock, a Nevada corporation, and HFN shall cease to exist as a separate entity. If the Merger is not approved, or if the Merger is not closed for whatever reason, HFN and Centrock will continue to operate as separate corporations.

     Vote Required. Approval of the Merger, the Merger Agreement, and the transactions contemplated thereby, and the proposed Directors will require the affirmative vote by Proxy of a majority of the holders of the outstanding shares of Centrock Common Stock. Approval by Consent and Waiver of Notice requires the affirmative vote of 100% of the shareholders. The directors and officers of Centrock beneficially owned as of the Record Date and are entitled to vote 5,000,000 of the total 8,200,000 issued and outstanding shares of Centrock Common Stock at the Special Meeting. Thus directors and officers shares represent 61.0% of the outstanding shares entitled to be voted. A failure to return the enclosed proxy or a vote to abstain will have the same effect as a vote against approval of the Plan of Exchange.

     The consummation of the Merger also requires the approval of the Board of Directors and a majority of the issued and outstanding shares of HFN. As of the date of this Proxy Statement, the HFN Board has approved of the Merger. The HFN Shareholders have yet to approve of the Merger, the Merger Agreement, and the transactions contemplated thereby.

     Dissenters' Rights for Plan of Exchange. Stockholders may be entitled to assert certain Dissenters' Rights under Nevada Corporate Code, Chapter 92(a), sections 300-500. Please see Attachment B, which sets forth the Nevada Corporate Code (Chapter 92(a), section 300-500) applicable to Appraisal Rights.

     Expenses and Fees. The Merger Agreement provides that the surviving entity will bear and pay all costs and expenses incurred by the parties in connection with the transactions contemplated by the Merger and the Merger Agreement, including fees and expenses of their respective accountants and counsel, mailing fees, and transfer agent and related fees. It is expected that the total of such expenses and fees will be approximately $5,000.

     The Proposed Directors. The current directors of Centrock are Christopher A. George and Monte A. George. In addition to being asked to vote for approval of the Merger, the shareholders of Centrock are being asked to vote for approval of a Board of Directors that would duplicate the current Board of Directors of HFN (Li Shuzhong, Tian Aihua, Li Haidong, Shao Quan, and David Yue).

     Management After the Plan of Merger. Immediately before and immediately after the closing of the Merger Agreement, assuming the nominated directors are approved and the Merger is closed, the management of Centrock will be as follows:

Centrock  Pre-Merger:
     Name                           Position
     ----                           --------
     Christopher A. George          Director, President
     Monte A. George                Director, Secretary/Treasurer

Centrock  Post-Merger:
     Name                           Position
     ----                           --------
     Li Shuzhong                    President, Chairman of the Board
     Tian Aihua                     Director
     Li Huadong                     Director
     Shao Quan                      Director
     David Yue                      Director

It is anticipated that the Board may appoint additional officers and/or directors as the appropriate candidates are identified.

     Management Compensation. HFN currently has no management compensation agreements in place. The Merger Agreement does not call for any compensation agreements to be signed.

Centrock's Current Ownership:

     The following table sets forth-certain information regarding the beneficial ownership of Centrock at the date hereof.

Name                                Shares                     Percentage
----                                ------                     ----------
Christopher A. George              3,750,000                       45.7%
Monte A. George                    1,250,000                       15.2%
Other Shareholders                 3,200,000                       39.1%

Total                              8,200,000                      100.0%


DESCRIPTION OF Centrock, Inc.

     The following information concerning HFN and its business has been provided by HFN for inclusion in this Proxy Statement. This information is confidential. The information contained herein does not purport to be all-inclusive or to contain all the information that a prospective investor may desire. This information contains statements that constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements that express or involve discussions with respect to predictions, business strategy, budgets, developments opportunities or projects, the expected timing of transactions or other expectations, beliefs, plans, objectives, assumptions or future events or performance are not statements of historical fact and may be "forward-looking statements". Forward-looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of known and unknown risks and uncertainties which could cause actual results or events to differ materially from those anticipated by the HFN.

Summary

I. The Company and the Goal

     Shenzhen Huading Financial Network Company (hereinafter referred to as the Network Company) is a subsidiary of Shenzhen Huading Financial Information Holdings Co., Ltd. (hereinafter referred to as Huading Financial). Huading Financial is an authorized institution under Xinhua News Agency, which provides securities information service. It is one of the first institutions authorized by China Securities Regulatory Commission to provide consultant service to the investors in China, as well as a professional securities consulting company with the longest history and the biggest scale in mainland China. In order to take advantages of Huading Financial and to catch the opportunity of Internet, we have decided to establish the Network Company. In this way we can quickly make additional value to the present resources, and get more shares in the future Internet market in China.

     The Network Company is positioned to provide first-class information and commercial services to securities investors (enterprises and individuals) in China, the goal is to build up the biggest securities gateway in China. The basic business mode is: based on providing authentic securities information, develop on-line securities transactions, and finally form a professional Chinese securities transaction website whose main business is securities transaction and with additional information service.

II. The Market and Prospects

     As a giant market, the potential of China has been generally acknowledged by the world.

     Although China is quite late for developing Internet, Internet grows rapidly in this country. Most people believe that the future of Internet in China is definitely excellent.

     According to statistics, securities investors have formed an important part of the Internet users in China. 43,000,000 securities investors have formed the most financial strength in Chinese families and the strongest purchasing power. This is a group that will grow by 20% in the following
3 years.

     Securities investment needs to get information fast and do transaction quickly, and Internet satisfy this requirement. It can be seen that in the coming 2 or 3 years, on-line transaction will become one of the main methods of securities transaction in the mainland China.

     As on-line securities information and transaction are developing rapidly, on-line advertisement has great potentials (including listed companies, real estates and high-class consuming goods etc.)

III. Specialty

     Good background. The Network Company is backed by Huading Financial, supported greatly by Xinhua News Agency, China Securities Regulatory Commission and China Securities, and helped by the organizations as China Securities Association, China Professional Committee for Investment Decision, Shanghai Stock Exchange and Shenzhen Stock Exchange etc.

     Abundant resources.   Huading Network has got support from many
information providers, audience, media, clients and branches such as China Securities, Huading Financial TV & Broadcasting, Huading Poll of Bull and Bear, and Securities Today Special Manuscript Line etc.

     Unique Business Mode. Based on its own expertise on securities information, by introducing big amount of overseas venture capital, the Network Company carries on on-line securities transaction in a large scale. It has quite a lot advantages in concept, basis and capital.

     Modern Business Administration. The Network Company has adopted fully modern business administration, and with a good operating circumstance in Shenzhen, it can attract the most excellent professionals to create benefits under the best conditions.

IV. Products and Services

Huading Network (website: www.chinahd.com) is planned to realize six functional systems step by step within 8 months (till June, 2000), by these six systems Huading Network will provide Internet service of three layers to the securities investors in China:

     Securities  Information  Service  (Securities  Information  Network:
Info,chinahd,com)

With the quick, entire, authentic and accurate financial and securities information, we will make reports on the securities market and the relative fields, so as to satisfy the demands of the investing mass, and become a big scale interactive media in the field of securities information.

     Securities  Transaction  Service  (Securities  Transaction
Network:trade.chinahd.com)

By the safety and quick transaction system and the sub-website all over the country, and with the advantages of our securities information network and the securities data network, we will provide a high efficient channel to the investors to do on-line transaction.

     Securities Data Service (Securities Data Network:data.chinahd.com)

With the materials of quotation, transaction on the securities transaction network and information materials on the securities information network, we will build up the biggest and the most perfect securities market database in China, by setting up a scientific analytical model. And with the artificial and software analysis, we will provide valuable market data to the investors, as well as indexes and market analytical reports reflecting market trends to the specific customs.

V. Marketing and Sales

The Network Company will define its goal market according to the features of the securities investors, and develop markets and sates by making full use of the unique sales method and profit-gaining channel of Internet, and combining sharing of the online securities transaction charge.

     Free Information and On-line Ads. By providing authentic and entire free information, the company can get a large number of browsers and registered users, and attract advertisement customers.

     Charge Information. We will provide professional information service and analysis reports to specific users and charge for such services.

     Sharing of On-line Transaction Charge. Cooperating with securities transaction dealers, the company can share a certain percentage of charge from the on-line transaction dealers.

     ISP. By cooperating with ISP, the company can share a certain percentage from the on-line information charges paid by Huading website browsers.

VI. Management

The Network Company has a group of managers who have rich securities information business experiences, as well as some employees familiar with Internet business. The employees of the company are 32 years old at average, and 80% of them area university graduates or above. Now the company is recruiting the best professionals with efforts, the experts and managers with creative spirits are favorable. Before March of 2000, the company will build up a team of high qualification, vigor and competence.

VII. Conclusion

The goal of the Network Company is to become a first-class securities information and transaction website in China in two years (occupying the largest proportion of the market), and to consolidate this status not to be moved. In the meantime, the company will try to list on the American NASDAQ market. In order to realize this goal, the company is going to enroll the developing capital required by listing with the method of introducing risk investors, and get relative value increasing service.

Risk Factors.

The business of the HFN ("HFN", "the Company" "Company") involves a number of risks and uncertainties that could cause actual results to differ materially from results projected in any forward-looking statement in this report. These risks and uncertainties include the risks set forth below. HFN securities are speculative, and investment in its securities involves a high degree of risk and the possibility that the investor will suffer the loss of the entire amount invested.

Limited Operating History; History of Losses; Increased Expenses.

The Company was organized in 1999 and therefore has only a limited operating history upon which an evaluation of its business and prospects can be based. The Company has not had any revenues since inception, it has never been profitable, and there can be no assurance that, in the future, the Company will be profitable on a quarterly or annual basis. In addition, the Company plans to increase its operating expenses to expand its sales and marketing operations, broaden its customer support capabilities, and increase its administration resources. In view of the rapidly evolving nature of the Company's business and market, and limited operating history, the Company believes that period-to-period comparisons of financial results are not necessarily meaningful and should not be relied upon as an indication of future performance.

Need for Additional Financing.

Revenue from the Company's operations is not sufficient to finance the full implementation of it business plan. Accordingly, the Company must raise substantial additional funding. The Company expects to be able to meet its financial obligations for the next several months. There is no assurance that, after such period, the Company will be able to secure financing or that such financing will be obtained on terms favorable to the Company. Failure to obtain adequate financing could result in significant delays in the development of new products and/or services, postpone or limit the entry into new markets, and/or require a substantial curtailment of its operations. The Company will require additional working capital to complete its business development activities and generate revenue adequate to cover operating and other expenses.

Unpredictability of Future Revenues: Potential Fluctuations in Quarterly
Results.

As a result of the Company's lack of operating history and the nature of the market in which it competes, the Company is unable to forecast its revenues accurately. The Company's current and future expense levels are based largely on its investment plans and estimates of future revenue and are to a large extent fixed. Sales and operating results generally depend on the volume of, timing of and ability to fulfill orders received, which are difficult to forecast. The Company may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenue in relation to the Company's planned expenditures would have an immediate adverse affect on the Company's business, financial condition and results of operations. Further, in response to changes in the competitive environment, the Company may from time to time make certain pricing, service, or marketing decisions that could have a material adverse effect on the Company's business, financial condition, operating results, and cash flows.

International Operations are Subject to Many Unforeseen Risks.

     As a result of the international nature of the Company's business, it is subject to many unforeseen and unpredictable risks, which may include:

- Costs of customizing any services for foreign countries;
- Protectionist laws and business practices favoring local competition;
- Dependence upon the performance of local resellers and other strategic partners;
- Compliance with multiple, conflicting, and changing governmental laws and regulations;
- Longer sales and payment cycles;
- Import and export restrictions and tariffs;
- Difficulties in staffing and managing international operations;
- Greater difficulty or delay in accounts receivable collection;
- Foreign currency exchange rate fluctuations;
- Multiple and conflicting tax laws and regulations; and,
- Political and economic instability.

Developing Market; Unproven Acceptance of the Chinese Stock Market; and Internet as a Medium for Tracking and Making Foreign Investments.

     The Company's long-term viability is substantially dependent upon the ability of the Company to make available to the masses in China the ability to actively pursue investments in the various stock markets in China, and entice and make easy the ability to make investments within China from investors elsewhere in the world. China is only recently "opening" its business markets to outsiders, so the thought of investing therein is a relative new one to the rest of the world. As a result, there can be no assurance that a sufficiently large number of customers will begin to use the Company as its source for information. Demand and market acceptance for both internal and external investment in China are subject to a high level of uncertainty and there exists few proven business/investment models. The Internet may not prove to be a viable medium of information because of inadequate development of the necessary infrastructure, such as a reliable network backbone, or delayed development of enabling technologies, such as high-speed modems and high-speed communication lines. The Internet has experienced, and is expected to continue to experience, significant growth in the number of users and amount of traffic. There can be no assurance that the Internet infrastructure will continue to be able to support the demands placed on it by this continued growth. In addition, delays in the development or adoption of new standards and protocols to handle increased levels of Internet activity or increased governmental regulation could slow or stop the growth of the Internet as a viable medium for learning and education. Moreover, critical issues concerning the commercial use of the Internet (including security, reliability, accessibility and quality of service) remain unresolved and may adversely affect the growth of Internet use or the attractiveness of subscribing to online financial content.
Because the exchange of information on the Internet is new and evolving, there can be no assurance that the Internet will prove to be a viable medium for financial information and investment. The failure to resolve critical issues concerning the use of the Internet, the failure of the necessary infrastructure to develop in a timely manner, or the failure of the Internet to continue to develop rapidly as a viable medium of financial information and investment, would have a material adverse effect on the Company's business, financial condition, operating results, and cash flows.

Unproven Acceptance of the Company's Service.

The Company is currently in the early phases of its business plan that includes expanding the staff, facilities, equipment, and network capabilities further within China and throughout select areas of the world. The Company will need to raise additional capital to expand its business plan. As a result, it does not know if its service will be successfully accepted by the financial industry. If the Company's services prove to be unsuccessful in adding a value enhancement to the financial industry, or if it fails to attain market acceptance, it would materially adversely affect the Company's financial condition, operating results and cash flows.

Dependence on Key Personnel.

The Company's performance and future operating results are substantially dependent on the continued service and performance of its senior management and key technical and sales personnel. The Company intends to hire a significant number of additional technical and sales personnel in the next year. Competition for such personnel is intense, and there can be no assurance that the Company can retain its key technical, sales, and managerial employees or that it will be able to attract or retain highly qualified technical and managerial personnel in the future. The loss of the services of any of the Company's senior management or other key employees or the inability to attract and retain the necessary technical, sales and managerial personnel could have a material adverse effect upon the Company's business, financial condition, operating results and cash flows. The Company does not currently maintain "key man" insurance for any senior management or other key employees.

Security and Privacy Issues.

The Company could be subject to litigation and liability if third parties were able to penetrate the Company's network security or otherwise misappropriate its clients information/records. It could also include claims for other misuses of client information/records, such as for unauthorized marketing purposes. The Company could incur additional expenses and be required to change its current practices if new regulations regarding the use of personal information are adopted or should government agencies choose to investigate its privacy practices.

Furthermore, the Company's computer servers and switching system may be vulnerable to computer viruses, physical or electronic break-ins, and similar disruptions. The Company may need to expend significant additional capital and other resources to protect against a security breach or to alleviate problems caused by any breaches. There can be no assurance that the Company can prevent or remedy all security breaches. If any of these breaches occur, the Company could lose clients.

Competition.

The financial information and services market in which the Company plans to operate is very competitive. Many competitors have substantially greater, financial, technical, marketing, and distribution resources than the Company. In all of its potential markets, the Company competes against a large number of companies of varying sizes and resources. This competition may result in a loss of potential clients, reduction in sales or additional price competition, any of which could have a material adverse effect on the Company's operating results. In addition, existing competitors may continue to broaden their product lines and potential competitors, including large financial information and service companies, may enter or increase their focus on the Chinese market, resulting in greater competition for the Company. Most of the Company's current and potential competitors have substantially longer operating histories, larger customer bases, greater name recognition, and significantly greater financial, marketing and other resources than the Company. In addition, competitors may be acquired by, receive investments from or enter into other commercial relationships with larger, well-established and well-financed companies as the use of the Internet and other online services increases. Many of the Company's competitors may be able to respond more quickly to changes in customer preferences, devote greater resources to marketing and promotional campaigns, develop more advanced information systems, adopt more aggressive pricing and devote substantially more resources to Internet site and systems development than the Company.

It is possible that new competitors or alliances among competitors may emerge and rapidly acquire market share. Increased competition may result in reduced operating margins, loss of market share, and a diminished view of the Company, any one of which could materially adversely affect the Company's business, results of operations, and financial condition. There can be no assurance that the Company will be able to compete successfully against current or future competitors or alliances of such competitors, or that competitive pressures faced by the Company will not materially adversely affect its business, financial condition, operating results, and cash flows.

Uncertainty of Business Model.

It is uncertain whether the Company's service will be an attractive value added service to the global financial services industry or that the Company will be able to generate significant revenue in order to cover the cost of developing and marketing its service. Even if the Company is successful in establishing operations with its proposed services, it is uncertain whether it will be able to establish itself within the financial services industry.

Risks of Potential Government Regulation and Other Legal Uncertainties Relating to Foreign Investment Services.

The Company is not certain how its business may be affected by the application of existing laws governing issues such as copyrights, encryption and other intellectual property issues, and taxation. It is possible that future applications of these laws to the Company's business could reduce demand for its services or increase the cost of doing business as a result of litigation costs or increased service costs.

Intellectual Property Rights.

The Company's success may be dependent on its ability to protect its intellectual property rights. The Company will likely rely principally on a combination of patent, copyright, and trade secret laws, non-disclosure agreements, and other contractual provisions to establish and maintain its proprietary rights.

As part of its confidentiality procedures, the Company will generally enter into nondisclosure and confidentiality agreements with each of its key employees, consultants, and business partners and limits access to and distribution of its technology, documentation, and other proprietary information. In particular, the Company has entered into non-disclosure agreements with each of its employees and business partners. Despite the Company's efforts to protect its intellectual property rights, unauthorized third parties, including competitors, may from time to time copy or reverse engineer certain portions of the Company's technology and use such information to create competitive products.

Additional Risks of Centrock's Business.

     Risks of Acquisition. A Merger Agreement has been signed between HFN and Centrock. There are, however, conditions precedent to the Closing of the Merger, including, but limited to, the completion of due diligence to each party's satisfaction and approval by the shareholders of HFN and Centrock, which may or may not be fulfilled or completed. Accordingly, there can be no assurances that the Merger will in fact be consummated.

     Reporting Company Requirement. Centrock is currently a "reporting company," in that its equity securities have been registered under the Securities Exchange Act of 1934 (the "34 Act") and must make periodic filings of reports required by the `34 Act. The surviving corporation will therefore be an SEC reporting company, and there can be no assurance that the surviving corporation will be able to maintain its reporting company status.

     Control By Principal Stockholders. Centrock's stock is currently owned approximately 61.0% by the Messrs. George. Assuming the transactions contemplated by this Proxy Statement are completed, the surviving corporation's new directors and officers will own in the aggregate approximately 40% of the Company Common Stock outstanding immediately after the transaction. As a result of such ownership, the post-transaction surviving corporation directors, officers, and affiliates will be able to, and intend to, exercise substantially complete control of the surviving corporation's affairs, including electing additional directors of the surviving corporation. As a result of such control, a potential buyer may be deterred from trying to acquire the Company without consent of the surviving corporation officers and directors.

     Merger; Potential Dilution. The exchange value of the HFN stock in the Merger was not reached by negotiation between the parties. The current shareholders of Centrock will suffer dilution of voting power and of economic percentage ownership upon closing of the Merger and any future financing or any other share issuance, including, but not limited to management option plans, that may be instituted by management.

     Issuance of Additional Shares; Shares Eligible for Future Sale. It is likely that future financing of the Centrock business will be required, which will in turn require additional share issuance. Future issuance of the surviving corporation stock for financing or other purposes could adversely affect any prevailing market price of the surviving corporation stock. The issuance of such securities will result in the dilution of the voting power and other rights of existing stockholders. After the closing of the Merger, approximately 3,000,000 shares of Centrock common stock will be unrestricted; another 200,000 shares recently issued in a private placement will be restricted, subject to Rule 144, and the 10,000,000 shares to be issued in exchange for the HFN shares will be restricted securities that will be available for resale later, subject to Rule 144. As restricted securities become available for resale into the public market, it may be anticipated that the surviving corporation common stock will experience selling pressure, which may have the effect of depressing or reducing, perhaps significantly, the Centrock common stock price in the market.

     Lack of Dividends. Centrock has not paid any dividends on its Common Stock to date and there are no plans for paying dividends on the common stock of the surviving corporation in the foreseeable future.

FINANCIAL STATEMENTS

     Financial statements have been included in this Proxy Statement relating to HFN, as supplied by HFN. These statements were provided in the Chinese currency "yuan" and have been converted to USD at a rate of 8.16 yuan per USD. They have been attached as Exhibit C hereto.

     The most recent management-prepared "summary" financial statements, dated March 31, 2000 for Centrock have been attached as Exhibit D hereto.

OTHER MATTERS

     As of the date of this Proxy Statement, Centrock's Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting other than as described in this Proxy Statement. If any other matter shall come before the Special Meeting or any adjournment or postponement thereof and shall be voted upon, it is intended that the shares represented by proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

                        By Order of the Board of Directors of Centrock,



                        --------------------------------
                        Christopher A. George, President

April 10, 2000

Please find the following Exhibits attached hereto:

   Exhibit 2 - Share Exchange Agreement dated March 27, 2000
   Exhibit 4 - Appraisal Rights per Nevada State Code
   Exhibit 99.1 - HFN Financial Statements
   Exhibit 99.2 - Centrock Incorporated Financial Statements